Exhibit 10.9

NON-COMPETITION AGREEMENT

THIS NON-COMPETITION AGREEMENT (the “Agreement”) is made and entered into as of May 19, 2006, by and between U.S. Auto Parts Network, Inc., a Delaware corporation, and Richard Pine, Lowell Mann, Brian Tinari, and Todd Daugherty, as individuals (each a “Promisor,” collectively, the “Promisors”).

WITNESSETH:

WHEREAS, the Buyer, PartsBin, Inc., a Delaware corporation and wholly-owned subsidiary of the Buyer (“PartsBin”), on the one hand, and ThePartsBin.com, Inc., a New Jersey corporation, All OEM Parts, Inc., a New Jersey corporation, Auto Parts Web Solutions, Inc., a Pennsylvania corporation, Auto Parts Online Canada, Inc., a New Jersey corporation, Web Chat Solutions, Inc., a Pennsylvania corporation, Power Host, Inc., a Canadian corporation and wholly-owned subsidiary of Auto Parts Online Canada, Inc., and Everything Internet, LLC, a New Jersey limited liability company (each a “Target Company,” and collectively, “the Company”), and the Promisors, on the other hand, have entered into an Acquisition Agreement dated as of May 19, 2006 (the “Acquisition Agreement”), whereby the Buyer and PartsBin will acquire all of the outstanding shares of capital stock and all membership interests of the Company from the Promisors;

WHEREAS, the Acquisition Agreement provides, as a condition to the closing thereunder, that Promisors shall execute and deliver this Agreement;

WHEREAS, the agreements of Promisors hereunder are an important aspect of the transactions under the Acquisition Agreement, and Buyer would not consummate such transactions absent the execution and delivery by Promisors of this Agreement;

WHEREAS, the Company has been and is presently engaged in the online retail of replacement and performance automobile parts (the “Business”) in the United States and Canada (collectively, the “Territory”);

WHEREAS, Promisors and Promisors’ affiliates have substantial financial resources, experience in the Business and the ability to operate a business or businesses that could compete with the Company in the Business following the Closing (as defined in the Acquisition Agreement);

WHEREAS, the agreements of Promisors hereunder are reasonable and necessary, both in scope, geographical extent and duration, to protect the business and goodwill of the Company that will be acquired pursuant to the Acquisition Agreement, and the Company and Buyer would suffer damages, including the loss of profits, if Promisors or any of Promisors’ affiliates engaged, directly or indirectly, in a competing business with the Company or Buyer; and

WHEREAS, pursuant to the transactions contemplated by the Acquisition Agreement, Promisors will enjoy a beneficial change in status and will receive remuneration in the form of the multiple benefits afforded to Promisors thereunder and thereby.

NOW, THEREFORE, for and in consideration of the premises and of the mutual representations, warranties, covenants and agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and upon the terms and subject to the conditions hereinafter set forth, the parties do hereby agree as follows:

1. Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Acquisition Agreement.

2. Nondisclosure, Nondisparagement and Noncompetition.

(a) Promisors acknowledge and agree that this Agreement is necessary to protect the confidential and proprietary information and goodwill associated with the acquisition of the Company by Buyer.

(b) Promisors acknowledge and agree that, through their longstanding relationship with the Company, they have gained confidential and proprietary information (the “Confidential Information”) concerning the business of the Company. Confidential Information derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Confidential Information includes, but is not limited to, proprietary technology, operating procedures, financial statements and other financial information, trade secrets, know-how, market studies and forecasts, competitive analyses, pricing policies, the substance of agreements with customers and others, marketing and similar arrangements, servicing and training programs and arrangements, customer lists and any other documents embodying such confidential and proprietary information. Promisors acknowledge and agree that sharing any such Confidential Information with third parties would be detrimental to Buyer and the Company and could place Buyer and the Company at a competitive disadvantage. Promisors agree that they shall not, directly or indirectly, through any form of ownership, in any individual or representative or affiliated capacity whatsoever, except as may be required by law, reveal, divulge, disclose or communicate to any person, firm, association, corporation or other entity in any manner whatsoever information of any kind, nature or description concerning: (i) the names of any prior or present suppliers or customers of the Company or Buyer, (ii) the prices for which the Company or Buyer obtains or has obtained products or services, (iii) the names of the personnel of the Company or Buyer, (iv) the manner of operation of the Company or Buyer, (v) the Confidential Information, or (vi) any other financial, statistical or other information that the Company or Buyer designates or treats as confidential or proprietary. The foregoing restrictions and obligations under this Section 2(b) shall not apply to (i) any Confidential Information that is or becomes generally available to the public other than as a result of a disclosure, directly or indirectly, by Promisors, (ii) any information obtained by Promisors from a third party which Promisors have no reason to believe is violating any obligation of confidentiality to Buyer, (iii) any information Promisors are required by law to disclose or (iv) information disclosed by Promisors to their attorneys or accountants or to any agent of Promisors in connection with their investment in Buyer. Without regard to whether any or all of the foregoing matters would be deemed confidential, material or important, the parties hereto stipulate that as between them, the same are important, material and confidential and gravely affect the effective and successful conduct of the Business and its goodwill.

(c) Promisors acknowledge and agree that, as a result of each Promisor’s stock ownership of, membership interest in and participation in the operation, management and development of the Company, he possesses Confidential Information concerning the business of the Company, he has significantly and uniquely contributed to the development and maintenance of the goodwill of the Company, and he developed during his tenure with the Company the experience and capabilities to own, manage, operate, control or participate in the Business.

(d) For and in consideration of the consideration paid to Promisors pursuant to the Acquisition Agreement, the receipt and sufficiency of which are acknowledged by Promisors, each Promisor agrees not to make any derogatory, defamatory, disparaging or detrimental remarks, statements or communications about the Company (including with respect to any employees, clients, officers or owners of the Company), to any person, entity or organization at any time, and each Promisor agrees not to publicly criticize the Company unless compelled to do so by law or legal duty.

(e) For and in consideration of the consideration paid to Promisors pursuant to the Acquisition Agreement, the receipt and sufficiency of which are acknowledged by Promisors, each Promisor agrees that for the duration of his employment with the Buyer and for a period of two (2) years from the date of termination of such employment, they shall not engage in any or all of the following activities, whether directly or indirectly, as an owner, agent, principal, director, officer, partner or stockholder, or as an employee of or consultant to any person, firm, entity or corporation:

(i) Enter into or engage in the Business anywhere in the Territory, whether through franchising, licensing or direct operations or as part of any other business directly or indirectly competitive with the Company or the Buyer;

(ii) Hire, attempt to hire, contact or solicit with respect to hiring for Promisors or on behalf of any other person any present or future employee of the Company or Buyer in the Business;

(iii) Call upon, solicit, divert, take away or attempt to call upon, solicit, divert or take away any past, existing or potential customers, suppliers, businesses, or accounts of (a) the Company, or (b) the Business in connection with any business substantially similar to the Business in the Territory;

(iv) Give any advice to, lend credit, money or reputation to, or arrange for financing for any person, firm, partnership, association, venture, corporation or other entity for the purpose of establishing or operating a business substantially similar to the Business in the Territory; and

(v) Without limiting the generality of the foregoing provisions, conduct a business substantially similar to the Business, whether or not under the names “ThePartsBin.com,” “All OEM Parts,” “Power Host,” “Auto Parts Web Solutions,” “Auto Parts Online,” “Web Chat Solutions,” “Everything Internet,” or any other trade names, trademarks or service marks used by the Company or Buyer in the Territory.

The covenants in subsections (i) through (v) are intended to restrict Promisors from competing in any manner with the Company, Buyer or the Business in the activities that have heretofore been carried on by the Company and Buyer. The obligations set forth in subsections (i) through (vi) above shall apply to actions by Promisors, through any form of ownership, and whether as principal, officer, director, agent, employee, employer, consultant, shareholder or holder of any equity security (beneficially or as trustee of any trust), lender, partner, joint venturer or in any other individual or representative or affiliated capacity whatsoever. However, none of the foregoing shall prevent Promisors from (A) performing any obligations pursuant to an employment agreement or other arrangement with the Buyer, (B) being the holder of securities of the Buyer, and (C) being the holder of up to 1.0% in the aggregate of any class of securities of any entity engaged in, directly or indirectly, the activities described in subsections (i) through (vi) above, provided that such securities are listed on a national securities exchange.

(f) Promisors further acknowledge that the covenants contained herein are necessary to preserve the existing Confidential Information and goodwill acquired in connection with the Acquisition Agreement.

(g) Promisors recognize that their breach of any of the provisions of this Section 2 would result in serious harm to Buyer and the Company for which monetary damages would not be an adequate remedy and that the amount of such damages would be difficult to determine. Therefore, if Promisors breach any provision of this Section 2, then Buyer and the Company shall be entitled to injunctive relief and specific performance in addition to any other available legal or equitable remedies. Buyer and the Company may recover by appropriate action the amount, if ascertainable, of the actual damage caused to Buyer and the Company by any failure, refusal or neglect of Promisors to perform the agreements herein contained, together with any and all costs incurred by Buyer and the Company, including reasonable attorneys’ fees, in seeking such relief. The remedies provided in this Agreement shall be deemed cumulative and the exercise of one shall not preclude the exercise of any other remedy at law or in equity for the same event or any other event.

(h) It is the express intention of the parties hereto to comply with all laws that may be applicable to this Section 2. It is the express intention of Buyer to restrict Promisors’ activities only to the extent necessary to protect the legitimate business interests of Buyer and the Company. Should any restriction contained in any part of this Section 2 be found to exceed in time, scope or space the restriction permitted by law, it is expressly agreed that a court of competent jurisdiction shall reform or modify the covenants contained in this Section 2 to effect a lawful and enforceable duration, scope and geographical or customer restriction. The parties further expressly agree that the covenants contained in this Section 2 are severable and if any one or more of the provisions contained in any part of this Section 2 shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

3. Notices. Any notice, request, instruction, document or other communication to be given hereunder by any party hereto to any other party hereto shall be in writing and validly given if (a) delivered personally, (b) sent by telecopy, (c) delivered by overnight express, or (d) sent by registered or certified mail, postage prepaid, as follows:

If to the Buyer, to:

U.S. AUTO PARTS NETWORK, INC.

17150 South Margay Avenue

Carson, California 90746

Fax: (310) 632-1676

Attn:   Michael McClane, Chief Financial Officer

with a copy to:

Kirkpatrick & Lockhart Nicholson Graham LLP

10100 Santa Monica Blvd, 7th Floor

Los Angeles, California 90067

Telephone (310) 552-5000

Fax (310) 552-5001

Attention:   Thomas J. Poletti, Esq.

If to the Promisors, to the respective addresses on the signature page, with a copy to:

Lowell E. Mann, Esquire

Mann Law Associates, P.C.

One Oxford Valley, Suite 850

Langhorne, PA 19047

Fax: (215) 752-0988

or at such other address for a party as shall be specified by like notice. Any notice which is delivered personally, or sent by telecopy or overnight express in the manner provided herein, shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party. Any notice which is addressed and mailed in the manner herein provided shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of the recipient, on the third business day after the day it is so placed in the mail.

4. Entire Agreement. This Agreement and the Acquisition Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof, and no party shall be liable or bound to the other in any manner by any representations or warranties not set forth therein.

5. Assignment. This Agreement may not be transferred or assigned by Promisors. Buyer may transfer or assign this Agreement to a company or firm that succeeds to the business of Buyer or the Company.

6. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

7. Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

8. Modification and Waiver. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof, and this Agreement may be modified or amended by a written instrument executed by all parties hereto. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all parties to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

9. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED, ENFORCED AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (WITHOUT REGARD TO ITS CHOICE OF LAW PRINCIPLES). THE PARTIES HERETO EXPRESSLY CONSENT AND AGREE THAT ANY DISPUTE, CONTROVERSY, LEGAL ACTION OR OTHER PROCEEDING THAT ARISES UNDER, RESULTS FROM, CONCERNS OR RELATES TO THIS AGREEMENT MAY BE BROUGHT BEFORE THE AMERICAN ARBITRATION ASSOCIATION (AAA) IN LOS ANGELES COUNTY, CALIFORNIA, UNDER ITS COMMERCIAL RULES AND ACKNOWLEDGE THAT THEY WILL ACCEPT SERVICE OF PROCESS BY REGISTERED OR CERTIFIED MAIL OR THE EQUIVALENT DIRECTED TO THEIR LAST KNOWN ADDRESS AS DETERMINED BY THE OTHER PARTY IN ACCORDANCE WITH THIS AGREEMENT OR BY WHATEVER OTHER

MEANS ARE PERMITTED BY THE AAA. THE PARTIES HERETO HEREBY ACKNOWLEDGE THAT THE AAA HAS JURISDICTION OVER ANY SUCH DISPUTE OR CONTROVERSY, AND THAT THEY HEREBY WAIVE ANY OBJECTION TO PERSONAL JURISDICTION OR VENUE BEFORE THE AAA.

10. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

[Signature page to follow.]

IN WITNESS WHEREOF, the parties hereto have duly caused this Agreement to be executed as of the day and year first above written.

U.S. AUTO PARTS NETWORK, INC.

By:	/s/ Mehran Nia
Name:	Mehran Nia
Title:	President and Chief Executive Officer

PROMISORS:

By:	/s/ Richard Pine
Name:	Richard Pine
Address:	85 Cranberry Run Southampton, New Jersey 08088

By:	/s/ Lowell Mann
Name:	Lowell Mann
Address:	351 Denny Drive Yardley, Pennsylvania 19067

By:	/s/ Brian Tinari
Name:	Brian Tinari
Address:	4959 Cabin Run Road Pipersville, Pennsylvania 18947

By:	/s/ Todd Daugherty
Name:	Todd Daugherty
Address:	2 Lambs Lane Manalapan, New Jersey 07726

[Signature Page for Non-Competition Agreement]